Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219524 and 333-178663) of BT Group plc of our report dated 9 May 2018 and 19 September 2018 relating to the financial statements, which appears in BT Group plc’s Annual Report and this Form 20-F for the year ended 31 March 2020, included as Exhibit 15.2 to this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

21 May 2020